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                                                                   Exhibit 10(h)

                                                  APPROVED BY THE ORGANIZATION &
                                                  COMPENSATION COMMITTEE 2/28/95



                            QUAKER STATE CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1995

                            QUAKER STATE CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
ARTICLE I       PURPOSE .................................        1

  Section 1.01  Purpose .................................        1
  Section 1.02  Application of this Amended and
                  Restated Plan .........................        1

ARTICLE II      DEFINITIONS .............................        2

  Section 2.01  Definitions .............................        2

ARTICLE III     ADMINISTRATION OF THE PLAN...............        4

  Section 3.01  Committee and Agents.....................        4
  Section 3.02  Rules and Regulations ...................        4
  Section 3.03  Committee Action ........................        4
  Section 3.04  Plan Interpretation .....................        4
  Section 3.05  Notice of Participation .................        4
  Section 3.06  Costs....................................        4
  Section 3.07  Unsecured Creditor ......................        4
  Section 3.08  Authority of Board and Committee ........        5
  Section 3.09  Amendment, Modification or Termination ..        5
  Section 3.10  Claim and Appeal Procedure ..............        5
  Section 3.11  Certificates and Reports ................        6

ARTICLE IV      PARTICIPANT ELIGIBILITY .................        7

  Section 4.01  Designation of Groups ...................        7
  Section 4.02  Participants.............................        7
  Section 4.03  New Participating Entities ..............        7
  Section 4.04  Termination of Employment................        7
  Section 4.05  Directors ...............................        8

ARTICLE V       DETERMINATION OF AWARD AND
                  DISCRETIONARY BONUS ...................        9

  Section 5.01  Required Performance Levels..............        9
  Section 5.02  Performance Criteria.....................        9
  Section 5.03  Determination of Salary Percentage
                  and Allocation of Performance Criteria.       10

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
  Section 5.04  Determination of Award ...................      10
  Section 5.05  Determination of Discretionary Bonus......      10
  Section 5.06  Committee Determinations .................      10

ARTICLE VI      PAYMENT TO PARTICIPANTS AND DEFERRALS ....      12

  Section 6.01  Timing of Payment.........................      12
  Section 6.02  Beneficiary Designation ..................      12
  Section 6.03  Deferral of Payment ......................      12
  Section 6.04  Deferral Account .........................      12
  Section 6.05  Payment of Deferred Amounts...............      13
  Section 6.06  Amount of Deferred Payment ...............      14
  Section 6.07  Automatic Cash Out........................      14
  Section 6.08  Hardship Withdrawal ......................      14
  Section 6.09  Tax Withholding ..........................      15
  Section 6.10  Forfeiture for Competition ...............      15
  Section 6.11  No Reinstatement .........................      16
  Section 6.12  Other Remedies............................      16

ARTICLE VII     MISCELLANEOUS PROVISIONS .................      17

  Section 7.01  No Recourse...............................      17
  Section 7.02  Expense ..................................      17
  Section 7.03  Merger or Consolidation ..................      17
  Section 7.04  Gender and Number.........................      17
  Section 7.05  Construction..............................      17
  Section 7.06  Non-alienation............................      17
  Section 7.07  No Employment Rights .....................      18
  Section 7.08  Minor or Incompetent......................      18
  Section 7.09  Illegal or Invalid Provision .............      18
  Section 7.10  Written Notice............................      18


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                                   ARTICLE I

                                    PURPOSE

        Section 1.01 - Purpose. The Quaker State Corporation Annual Incentive Bonus Plan (the "Plan") is an incentive compensation plan designed to enhance and reinforce Quaker State's profitable growth by providing key employees with a cash reward based on attainment of predetermined goals. A further purpose of the Plan is to aid in obtaining, maintaining, and developing a management group capable of assuring Quaker State's future success.

        Section 1.02 - Application of this Amended and Restated Plan. The amended and restated Plan set forth herein is effective as of January 1, 1995 and shall continue in effect for Participants in the Plan on and after January 1, 1995 and Awards for Performance Periods beginning on or after January 1, 1995 until amended or terminated by the Committee as provided herein.

                                   ARTICLE II

                                  DEFINITIONS

        Section 2.01 - Definitions. As used herein, the following words and phrases shall have the meanings below, unless the context clearly indicates otherwise:

       (a) "AWARD" shall mean the cash bonus awarded to a Participant for a Performance Period as determined under Article V.

       (b) "COMMITTEE" shall mean the Organization and Compensation Committee of the Board of Directors of Quaker State.

       (c) "DEFERRAL ACCOUNT" shall mean the bookkeeping account established on the books and records of Quaker State or a Participating Entity, as applicable, for a Participant to reflect deferred Awards credited to the Participant and adjustments thereto under the various provisions of the Plan. The use of the term Deferral Account shall not mean, under any circumstances, that a Participant or Designated Beneficiary, or the Participant's estate, shall have title to any specific assets of Quaker State or a Participating Entity.

       (d) "DEFERRAL ELECTION" shall mean the written notice, in the form prescribed by the Committee or its delegate, filed with the Committee, which indicates the Award which the Participant elects to defer in accordance with the terms of the Plan. No Deferral Election shall be effective until it is received and acknowledged by the Committee or its delegate.

       (e) "DESIGNATED BENEFICIARY" shall mean the person or persons, natural or legal, designated in writing by the Participant in accordance with Section 6.02 to receive any benefits under the Plan which may become payable in the event of the Participant's death or, if none is designated or surviving at the time of the Participant's death, the Participant's surviving spouse shall be the Designated Beneficiary or, if there is no surviving spouse, then the estate of the Participant shall be the Designated Beneficiary.

       (f) "DISABILITY" shall mean the total and permanent disability of a Participant, as defined by any Long-Term Disability Plan maintained by Quaker State or a Participating Entity which is applicable to the Participant and in effect at the time of determination .

       (g) "EMPLOYEE" shall mean any common law employee of Quaker
           State or a Participating Entity who is a key employee in a position of special responsibility and trust in the conduct of the business of Quaker State and its subsidiaries.


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       (h) "ERISA" shall mean the Employee Retirement Income Security
           Act of 1974, as amended from time to time.

       (i) "GROUP" shall mean the group to which a Participant is assigned in accordance with Section 4.01.

       (j) "QUAKER STATE" shall mean Quaker State Corporation.

       (k) "PARTICIPANT" shall mean an Employee who following recommendation of the Chief Executive Officer of Quaker State is approved by the Committee to be a participant in the Plan in accordance with Section 3.05, and only for as long as such approval remains in effect, or where the context requires, shall mean a former Employee with a Deferral Account.

       (l) "PARTICIPATING ENTITY" shall mean Specialty Oil Company,
           Inc., Westland Oil Company, Inc. and any other subsidiary or affiliate of Quaker State, which elects to participate in the Plan with respect to its Employees and is approved by the Board or the Committee to participate in the Plan, with such status as a Participating Entity and participation in the Plan ceasing automatically on the date the subsidiary or affiliate ceases to be a subsidiary or affiliate of Quaker State.

       (m) "PERFORMANCE GOALS" or "GOALS" shall mean the objectives or levels of Performance, determined from time to time by the Committee, which when attained will result in the payment of Awards.

       (n) "PERFORMANCE" shall mean the financial performance of Quaker State, a Participating Entity, Quaker State subsidiaries or affiliates, or any combination thereof based on standards utilized and as determined from time to time by the Committee or its delegate.

       (o) "PERFORMANCE PERIOD" shall mean the fiscal year of the Corporation during which Performance is measured.

       (p) "PLAN" shall mean the Quaker State Corporation Annual
           Incentive Bonus Plan, amended and restated effective January 1, 1995, as set forth herein, and as it may be amended from time to time hereafter.

       (q) "SALARY" shall mean the Participant's base salary from Quaker State or a Participating Entity.


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
                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

        Section 3.01 - Committee and Agents. Full power and authority to administer the Plan shall be vested in the Committee. The Committee may also employ such agents as it deems appropriate to assist it with the administration of the Plan.

        Section 3.02 - Rules and Regulations. The Committee may, from time to time, establish rules, forms and procedures of general application for the administration of the Plan.

        Section 3.03 - Committee Action. The Committee shall transact business relating to the Plan in accordance with its by-laws.

        Section 3.04 - Plan Interpretation. The Committee shall have the full power and authority to construe and interpret the Plan, make all determinations of Awards under the Plan including that there shall be no Awards for a Performance Period, select which Employees shall be approved to be Participants, determine the Group to which a Participant is assigned under
Section 4.01, and determine all facts and other issues relating to claims and appeals under the Plan.

        Section 3.05 - Notice of Participation. The Committee or its delegate shall send a written notice, in the form prescribed by the Committee or its delegate, informing the Employee that he or she has been approved to be a Participant in the Plan and specifying the period for which such approval is to remain in effect. No Employee shall have the right to become a Participant and shall not be a Participant until the date specified in the notice. Furthermore, being a Participant does not guarantee an Employee that an Award will be earned or that such Employee will be permitted to defer receipt of an Award pursuant to Section 6.03.

        Section 3.06 - Costs. All costs and expenses involved in the administration of the Plan shall be borne by Quaker State or the Participating Entity.

        Section 3.07 - Unsecured Creditor. The Plan constitutes only a promise by Quaker State or the Participating Entity to make benefit payments in the future. Quaker State's and the Participating Entities' obligations under the Plan shall be unfunded and unsecured promises to pay. Quaker State and the Participating Entities shall not be obligated under any circumstance to fund their respective financial obligations under the Plan. Any of them may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under ERISA, or the Internal Revenue Code of 1986, as amended. Quaker State, the Participating Entities, and the Plan do not give the Participant any beneficial ownership interest in any asset of Quaker State or the Participating Entity. The Participants and their Designated Beneficiaries shall have the status of, and their rights to receive payment of Awards shall be no greater than the rights of, general unsecured creditors of Quaker State or the applicable Participating Entity.

        Section 3.08 - Authority of Board and Committee. Any determination or action of the Committee or the Board as evidenced by their minutes or other records shall be final, conclusive and binding on all Participants and Designated Beneficiaries, and their beneficiaries, heirs, personal representatives, executors and administrators, and upon Quaker State, the Participating Entities and all other persons having or claiming to have any right or interest in or under the Plan. No Participant shall participate in any decision of the Board or the Committee which directly or indirectly affects the Participant's Deferral Election or Deferral Account.

        Section 3.09 - Amendment, Modification or Termination. The Board or the Committee, in its sole discretion, may amend, modify or terminate the Plan, in whole or in part, at any time and from time to time, provided that no such amendment, modification, or termination shall reduce the Participant's or Designated Beneficiary's vested interest in the Deferral Account as of the day before any such amendment, modification or termination, or adversely affect any rights or obligations with respect to any prior Awards under the Plan, unless consented to by the affected Participant or by the Designated Beneficiary if the Participant is deceased.

        Section 3.10- Claim and Appeal Procedure.

        (a) The value of a Participant's Deferral Account shall be paid in accordance with the provisions of the Plan. In the event of a claim by a Participant or a Participant's Designated Beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Participant or Designated Beneficiary shall present the reason for his claim in writing to the Committee, addressed to the principal place of business of Quaker State, or such other person or entity designated by the Committee. The Committee shall, within ninety (90) days after the receipt of such written claim, send written notification to the Participant or Designated Beneficiary as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision .

            In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the Participant or Designated Beneficiary to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Participant or Designated Beneficiary may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the

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

            preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with paragraph (b) below.

        (b) In the event a Participant or Designated Beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Committee, addressed to the principal place of business of Quaker State, or such other person or entity designated by the Committee, within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in paragraph (a) above). Such Participant or Designated Beneficiary (or his duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant or Designated Beneficiary of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

        (c) If a Participant or Designated Beneficiary does not follow the procedures set forth in paragraphs (a) and (b) above, he shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, the decisions, actions, and records of the Committee shall be conclusive and binding upon Quaker State, the Participating Entities and all persons having or claiming to have any right or interest in or under the Plan.

        Section 3.11 - Certificates and Reports. The members of the Committee and the officers and directors of Quaker State and the Participating Entities shall be entitled to rely on all certificates and reports made by any accountants, and on all opinions given by legal counsel.

                                   ARTICLE IV

                            PARTICIPANT ELIGIBILITY

        Section 4.01 - Designation of Groups. An Employee who is approved by the Committee as a Participant for a Performance Period shall be a member of a Group, as determined from time to time by the Committee or its delegate taking into account the Participant's position and potential impact on Performance. With respect to a Participant who moves from one Group to another during a Performance Period, such Participant shall be treated as a member of each Group for the period of time in that Group during the Performance Period and the Participant's actual Salary for the period in each Group shall be used to calculate the Award applicable for the period of time in each Group.

        Section 4.02 - Participants. Except as otherwise provided in this
Section 4.02, or in Section 4.03, an Employee who is not a Participant as of the first day of a Performance Period shall not be a Participant for that Performance Period. A new Employee of Quaker State or a Participating Entity hired during a Performance Period, and an Employee promoted to a Group during the Performance Period who was not a Participant at the beginning of the Performance Period, may become a Participant during a Performance Period with the approval of the Committee and participate in the Plan for such Performance Period on a pro rata or other basis specified by the Committee.

        Section 4.03 - New Participating Entities. Except as otherwise provided in this Section 4.03, a Participating Entity may only join the Plan as of the first day of a Performance Period. An entity which becomes a subsidiary or other affiliate of Quaker State during a Performance Period or for other reasons is not participating in the Plan at the beginning of the Performance Period may become a Participating Entity during a Performance Period with the approval of the Committee and participate in the Plan for such Performance Period on a pro rata basis, or other basis specified by the Committee.

        Section 4.04 - Termination of Employment.

        (a) In the event of a Participant's termination of employment by reason of death, Disability, retirement under any retirement plan of Quaker State, a Participating Entity or other affiliate, or voluntary termination with the consent of Quaker State or a Participating Entity, or in the event that the Participant becomes entitled to a severance benefit under Quaker State's Severance Pay Plan for Salaried and Hourly Non-Union Employees (the "Severance Plan") prior to the end of a Performance Period, the Participant shall receive a pro rata share of any Award for the Performance Period if the Performance Goals for that Performance Period are met. The pro rata share shall be based on the weeks worked in the Performance Period by the Participant divided by fifty-two. Whether the termination of employment is a voluntary termination with the consent of Quaker State or a Participating Entity shall be determined by the Committee and any such determination shall be final and binding, but such termination will be treated as voluntary unless the Committee by resolution makes a determination to the contrary.

        (b) In the event a Participant's termination of employment prior to the end of the Performance Period is for a reason other than death, Disability, retirement under any retirement plan of Quaker State or a Participating Entity, or voluntary termination with the consent of Quaker State, a Participating Entity or other affiliate, and in the event he is not entitled to a severance benefit under the Severance Plan, all rights to payment of an Award under the Plan for that Performance Period will cease to exist on the date of termination or employment, except as otherwise determined by the Committee or its delegate.

        (c) If, during a Performance Period, a Participant is granted a leave of absence, or is transferred to a non-Participating
            Entity or out of all Groups, the Committee may, in its discretion or under such uniform rules as it may prescribe, make a partial or full payment of an Award for the Performance Period.

        Section 4.05 - Directors. A member of the Board of Directors of Quaker State or a Participating Entity who is not a Participant in one of the Groups may not participate in the Plan.

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                                   ARTICLE V

                             DETERMINATION OF AWARD
                            AND DISCRETIONARY BONUS

        Section 5.01 - Required Performance Levels. In order for an Award to be made for a Performance Period, the following performance levels must be reached:

        (a) The minimum level of Performance established by the Committee for a Performance Period for Quaker State or a Participating Entity must be reached before any Award based on Quaker State's or such Participating Entity's Performance can be made.

        (b) Quaker State's Performance for the Performance Period must be a percentage of the minimum level of Performance established for Quaker State under (a) above, as determined by the Committee.

        (c) The Committee shall establish from time to time and communicate to Participants the performance rating required to apply the minimum, maximum and other intermediate percentages within the performance criteria established under Section 5.02 for purposes of calculating the Award for a Performance Period; provided, however, that, notwithstanding any other provision of the Plan to the contrary, any Participant who receives a rating of "needs improvement" on any performance appraisal report during a Performance Period shall be ineligible for an Award for that Performance Period, and any Participant who receives a rating of "satisfactory" on any performance appraisal report during a Performance Period shall be eligible for all or part of any Award for that Performance Period only if approved by the Committee upon recommendation of the Chief Executive Officer of Quaker State.

        Section 5.02 - Performance Criteria.

        (a) The Award for a Participant may be calculated in part on the basis of Quaker State's Performance and in part on the basis of the Performance of the Participating Entity which employs the Participant as determined by the Committee and communicated to Participants from time to time during the Performance Period.

        (b) In addition to the Performance criteria referred to in
            Section 5.02(a) above, the Award for a Participant may be calculated in part based on the Participant's individual performance and/or performance of the Participant's job unit, the levels of which will be measured by general criteria and in part by individual criteria. Guidelines for determining the requirements for achieving the various performance levels (e.g., Outstanding, Meets Expectations, etc.) will be developed by the Committee or its delegate and communicated to Participants from time to time during the Performance Period.

        (c) The Committee may, in its sole discretion, change or eliminate the performance criteria referred to in paragraphs (a) or
            (b) above, and may establish new or additional performance criteria, from time to time, provided that the applicable performance criteria are communicated to affected Participants.

        Section 5.03 - Determination of Salarv Percentage and Allocation of Performance Criteria. The Committee shall determine and, itself or through its delegate, communicate to Participants from time to time the percentage of a Participant's Salary to be taken into account for purposes of determining a Participant's Award for a Performance Period. The Committee shall also determine and, itself or through its delegate, communicate to Participants the percentages of the performance criteria established under Section 5.02 above which are applicable to Participants in each Group, and for this purpose may subdivide each Group into Quaker State Participants and Participating Entity Participants, or such other subgroups as it may determine.

        Section 5.04 - Determination of Award. The amount of a Participant's Award for a Performance Period, if any, shall be determined by the Committee or its delegate in accordance with the terms of the Plan and shall be communicated in writing to the Participant on or before March 15th of the year following the Performance Period.

        Section 5.05 - Determination of Discretionarv Bonus. The Committee may grant, from time to time in its sole discretion, a bonus to any Participant based on any criteria it determines. Such bonus, if specifically designated by the Committee as payable under this Plan, shall be subject to such provisions of the Plan as it shall specify; provided, however, that such bonus may not be subject to the provisions of Section 6.03 regarding elective deferrals or the provisions of Sections 6.05 or 6.06 regarding the Participant's election of the form and time of payment.

        Section 5.06 - Committee Determinations. The Committee shall annually make the following determinations, in its sole discretion:

        (a) whether an Award will be granted for the following
            Performance Period;

        (b) the Employees who will be approved as Participants for the following Performance Period;

        (c) the percentage of Salary which will be paid out upon attaining threshold, target and maximum Performance Goals within the range established by the Committee;

        (d) the Performance Goals for attaining threshold, target and maximum Awards; and

        (e) whether the Goals for the preceding Performance Year have been met.

        The Committee's determination under paragraph (e) above may consider the effect of acquisitions, divestitures, changes in accounting policies or standards and other unusual events or items.

                                   ARTICLE Vl

                     PAYMENT TO PARTICIPANTS AND DEFERRALS

        Section 6.01 - Timing of Payment. Subject to Section 6.10, an Award for a Performance Period shall be paid to the Participant, or in the case of death to the Participant's Designated Beneficiary, on or before March 15th of the next year, unless the Participant has made an election to defer receipt until a later date by filing a Deferral Election with the Committee which is effective for the Performance Period in accordance with Section 6.03.

        Section 6.02 - Beneficiary Designation. A Participant may file with the Committee or its delegate a completed Designated Beneficiary Form as prescribed by the Committee or its delegate. Such designation may be made, revoked or changed by the Participant at any time before death or receipt of the balance of the Deferral Account, but such designation will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper Designated Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, Quaker State, the Participating Entities and the Board from all further obligations with respect to that payment.

        Section 6.03 - Deferral of Payment. A Participant who is determined by the Committee or its delegate to be in the group of Participants constituting a select group of management or highly compensated employees of Quaker State and Participating Entities for purposes of Title I of ERISA may elect to defer receipt of 100% of the Award for a Performance Period, with payment of deferred amounts to be made following termination of employment or death as provided in
Section 6.05. In order for a Deferral Election to be effective for a Performance Period, a Participant must complete and file the appropriate forms provided the Committee, in accordance with procedures established by the Committee, prior to the beginning of the Performance Period or not more than thirty (30) days from the date of becoming a Participant if not notified of eligibility to make a Deferral Election until after the beginning of a Performance Period. A Deferral Election shall continue in effect for future Performance Periods until rescinded by the Participant in writing on a form provided by and delivered to the Committee prior to January 1 of the Performance Period for which the recision is to be effective.

        Section 6.04- Deferral Account. The Committee shall cause a Deferral Account to be established and maintained only on the books of Quaker State or the Participating Entity for each Participant who elects to defer payment of the Award pursuant to Section 6.03. Such account shall be credited with the amount of the deferred Award as of the date such payment would have been paid to the Participant under Section 6.01 above, and thereafter shall be adjusted quarterly as provided below, and debited for any payment to the Participant or the Participant's Designated Beneficiary. A separate subaccount within the Deferral Account shall be maintained for each Performance Period with respect to which a Participant's Deferral Election provides for a number of installment payments or a payment commencement date which is different from the Participant's Deferral Election applicable to other Performance Periods, and as otherwise determined by the Committee. The amount in the Participant's Deferral Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains or losses for each quarter shall be equal to the average of the top annual rates paid by major New York banks on primary new issues of negotiable three (3) month Certificates of Deposit, as reported in the Money Rates section of the Wall Street Journal, Midwest Edition, for the last business day of the quarter, divided by twelve (12), and multiplied by the balance in the Participant's Deferral Account as of the end of each month in the current quarter.

        Section 6.05 - Payment of Deferred Amounts.

        (a) Subject to Section 6.10, deferred Awards shall be paid in a lump sum or annual installments, for a period not to exceed ten
            (10) years, to the Participant as indicated on the Participant's Deferral Election form. The first payment to the Participant shall be made on the first day of the calendar month which is at least ninety (90) days after the Participant's termination of employment with Quaker State, all Participating Entities and all affiliates occurs or, if earlier, the date specified in the Participant's Deferral Election or supplemental Deferral Election filed pursuant to paragraph (d) below. For this purpose, termination of employment includes voluntary or involuntary termination of employment due to retirement or any other reason other than death, including Disability, and shall be the date reflected on Quaker State's, the Participating Entity's or the affiliate's records as the Participant's termination date.

        (b) In the event of the Participant's death prior to commencement of installment payments due under the Plan, the first installment payment to the Designated Beneficiary shall be made on the first day of the month which is at least ninety (90) days after the date of the Participant's death and shall be paid in the same form of payment as would have been applicable to the Participant had the Participant survived.

        (c) In the event of the Participant's death after commencement of installment payments to the Participant but prior to full payment of the installments due, the remaining installments due under the Plan in respect of the Participant shall continue to the Designated Beneficiary on the same basis as they would have been paid to the Participant. The first payment to the Designated Beneficiary shall be made on the later of the date payment would otherwise have been made or the last day of the second month following the month in which the Participant's death occurs and shall include all payments due to the Designated Beneficiary following death and prior to the first payment.

        (d) Not later than the last day of the Performance Period which is two (2) years prior to the year in which the deferred Award is to be paid, an Employee may further defer the payment commencement date of such Award for at least one year by filing a supplemental Deferral Election form provided by the Committee. (E.g., to further defer payment in 1997, can make an election by December 31, 1995 to defer payment until a date in 1998 or later.)

        Section 6.06 - Amount of Deferred Payment. If a lump sum payment is elected for a deferred Award, such payment shall be equal to the value of the Participant's Deferral Account as adjusted on the last day of the calendar quarter prior to the date the lump sum payment is to be made. If annual installments are elected as the payment method for a deferred Award, the amount of the first installment shall be calculated by dividing the lump sum value of the Participant's Deferral Account, as determined above, by the number of installments to be paid. Each later installment shall be determined on the same basis as the first installment except that the value shall be divided by the number of installments remaining to be paid. Amounts held pending distribution from the Plan shall continue to be credited with earnings, gains or losses on a quarterly basis pursuant to Section 6.04.

        Section 6.07 - Automatic Cash Out. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of ERISA and is intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Quaker State and Participating Entities and to qualify for the exclusions from Title I of ERISA which are provided for in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any provision in this Plan to the contrary, in the event that the Department of Labor, or any other regulatory or other body, issues final regulations which provide, or a court issues a final determination, that the Plan does not qualify for any of such exclusions under ERISA, the Board or the Committee may amend the Plan to change the deferral eligibility provisions, and the Committee or the Board may revoke the approval of all or some Employees as Participants for the current or future Performance Periods, and the Committee or the Board may take such other action as it determines to be appropriate in order for the Plan to qualify for such exclusions. In addition, Participants who are precluded from participating in the deferral provisions because of this Section 6.07 shall have the balance in their Deferral Account, determined as of the end of the preceding calendar quarter, plus the amount of any Award deferred during the current calendar quarter, distributed in a single lump sum as soon as practicable after it is determined that their deferrals should cease, and such Participant's Deferral Elections shall be void and of no further effect. Quaker State, the Participating Entities, the Committee and the Board shall have no liability to any Participant who receives a distribution from the Plan or whose participation is otherwise affected by reason of this Section 6.07.

        Section 6.08 - Hardship Withdrawal. Notwithstanding the terms of any Deferral Election made by a Participant hereunder, the Committee may, in its sole discretion, permit the withdrawal of all or a portion of the amounts credited to a Participant's Deferral Account, upon the request of the Participant or the Participant's representative, or following the death of a Participant upon the request of a Participant's Designated Beneficiary or such Designated Beneficiary's representative, if the Committee determines that the Participant or Designated Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Participant or Designated Beneficiary and that would result in severe financial hardship to the Participant or Designated Beneficiary if an early hardship withdrawal were not permitted. The Participant or Designated Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. Any withdrawal under this Section 6.08 shall be limited to the amount necessary to meet the emergency. For purposes of the Plan, severe financial hardship means an unexpected need for cash to pay for expenses incurred by the Participant or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the amount of the payment, in a single lump sum from the portion of the Deferral Account representing Performance Periods with the longest number of installment payments being first, and then from the portion of the Deferral Account representing Performance Periods with the latest payment commencement dates first.

        Section 6.09 - Tax Withholding. All Awards, whether or not deferred under the Plan, shall be subject to Federal income, FICA, and other tax withholding as required by applicable law. At the time that tax withholding is required, if an amount is payable under the Plan to the Participant the amount of the required tax withholding shall be withheld from and reduce such payment. If, however, an amount is not then payable or the amount payable under the Plan to the Participant is less than the required withholding, the Participant shall pay, by check or money order payable to Quaker State or the Participating Entity employing the Participant, not later than the date such withholding is required, the amount of the required tax withholding or, at the sole election of Quaker State or such Participating Entity, the amount of required tax withholding shall be withheld from other compensation or amounts payable to the Participant. The Participant shall hold Quaker State or such Participating Entity harmless from any liability for acting to satisfy the withholding obligation in this manner.

        Section 6.10 - Forfeiture for Competition. Notwithstanding any other provisions in this Article 6 or elsewhere in the Plan, the Committee may determine that the Participant shall forfeit and no longer be entitled to his or her entire interest in the Plan (and any related death benefit shall also be forfeited) if it finds that the Participant has while employed by Quaker State, a Participating Entity, or its affiliates or within twenty-four (24) months after retirement engaged in "Competition" with Quaker State, a Participating Entity, or affiliates or, without the prior written consent of Quaker State, has during that time disclosed "Confidential Information" or made it available to anyone outside the organization at any time.

            (a) "Competition" shall mean:

                (1) entering into the employment of or rendering services in any capacity to, or having any ownership or other relationship directly or indirectly with, any business if such employment or services would involve or relate to the manufacture, sale or attempted sale, within the United States, or outside of the United States where Quaker State, a Participating Entity or an affiliate is doing business at the time of a Participant's termination of employment, of products competitive with any products sold by Quaker State, a Participating Entity, or affiliates;

                (2) calling on or otherwise soliciting, directly or indirectly, business from any of the customers or suppliers of Quaker State, a Participating Entity, or affiliates; or

                (3) encouraging or soliciting, directly or indirectly, any employee of Quaker State, a Participating Entity, or affiliates to leave employment with Quaker State, a Participating Entity, or affiliates for any reason, or hiring any such employee.

        (b) "Confidential Information" shall mean confidential and proprietary data and trade secrets, including, but not limited to, information concerning sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer purchases, sources of supply, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, or other confidential or proprietary information belonging to or relating to the affairs of Quaker State, a Participating Entity, or affiliates.

        Section 6.11 - No Reinstatement. If a Participant's interest in the Plan is forfeited for any reason, it cannot be reinstated.

        Section 6.12 - Other Remedies. The forfeiture of Plan benefits will not provide an adequate or exclusive remedy for breach of the covenant not to engage in Competition or the covenant not to disclose Confidential Information. Quaker State and the Participating Entities shall have available for any such breach the remedies of specific performance and injunctive relief, the right to sue the Participant or other recipient to recover any amounts paid under the Plan, and all other available remedies at law or in equity.

                                  ARTICLE Vll

                            MISCELLANEOUS PROVISIONS

        Section 7.01 - No Recourse. If the Performance taken into account for determination of an Award is found to be incorrect by Quaker State's independent certified public accountants at any time during the following Performance Period so that the Award exceeded the correct amount, there shall be no recourse by Quaker State or the Participating Entity directly against any person or estate. However, Quaker State or the Participating Entity shall have the right to correct such error by reducing by the entire excess amount any subsequent payments yet to be made under the Plan for all Performance Periods. Any underpayment as a result of such error in the Performance taken into account shall be corrected within six (6) months after the accountants report the error, provided that the Committee confirms the error.

        Section 7.02 - Expense. For purposes of determining Performance, Awards shall be treated as an expense for book purposes in the fiscal year of Quaker State or the Participating Entity, as applicable, in which the Award is earned by a Participant, as opposed to subsequent fiscal year(s) during which the Award is paid, except as determined otherwise by the Committee or its delegate.

        Section 7.03 - Merger or Consolidation. All obligations for amounts earned but not yet paid under this Plan shall survive any merger, consolidation or sale of all or substantially all of Quaker State's or a Participating Entity's assets to any entity, and be the liability of the successor to the merger or consolidation or the purchaser of assets, unless otherwise agreed by the parties thereto.

        Section 7.04 - Gender and Number. The masculine pronoun whenever used in Plan shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

        Section 7.05 - Construction. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, to the extent not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

        Section 7.06 - Non-alienation. Except as may be required by law, neither the Participant nor any Designated Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or Designated Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or Designated Beneficiary hereunder, nor shall the Participant's or Designated Beneficiary's rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or Designated Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or Designated Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Designated Beneficiary, or any legal process.

        Section 7.07 - No Employment Rights. Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between Quaker State or a Participating Entity and any Employee or Participant, or as a guarantee or right of any Employee or Participant to future or continued employment with Quaker State or a Participating Entity, or as a limitation on the right of Quaker State or a Participating Entity to discharge any of its Employees with or without cause. Specifically, approval as a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

        Section 7.08 - Minor or Incompetent. If the Committee determines that any Participant or Designated Beneficiary entitled to a payment under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause any payment thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge Quaker State, the Participating Entities, the Plan, the Committee and the Board.

        Section 7.09 - Illegal or Invalid Provision. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

        Section 7.10 - Written Notice. Any notice to the Committee which shall be or may be given under the Plan and Deferral Elections shall be in writing and delivered to the Committee or its delegate. Notice to a Participant shall be addressed to the address shown on such Participant's Deferral Election. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address to the other party.

                            QUAKER STATE CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

                            BONUS DEFERRAL AGREEMENT

        WHEREAS, Quaker State Corporation and participating employers (hereinafter known as "Quaker State") maintain the Quaker State Corporation Annual Incentive Bonus Plan (hereinafter known as the "Plan") for eligible employees; and

        WHEREAS, the Plan permits certain eligible employees to elect to defer receipt of payments thereunder for a period of time; and

        WHEREAS, as such an eligible employee and Participant under said Plan, I now desire to elect to defer my Awards in accordance with the terms of the Plan;

        NOW, THEREFORE, I make the following election after having read and understood the Plan:

        1. I elect to defer receipt of 100% of any Award to which I may become entitled under said Plan with respect to services I shall perform for Quaker State or a Participating Entity during the Performance Period beginning January 1, 1995 and each Performance Period thereafter, until this election is rescinded according to paragraph 5 below .

        My election is subject to the following understandings and restrictions:


        2. The Award covered by this election shall be paid in       (1-10)
annual installment payments. If only one annual installment payment is elected, it shall be deemed a lump-sum payment.


        3. A lump-sum payment or the first annual installment payment, whichever applies, shall commence:


                (a) on the first day of the month which is at least ninety (90)
            days after the date of my termination of employment, or

                (b) if earlier, on  ______________________
                                    (insert a date or N/A)
            or on the date specified in a supplemental Deferral Election made by me by December 31 of the Plan Year which is at least two (2) years prior to the year which includes the date entered above, if applicable.

        4. If I die before or after payment of deferred Awards has commenced to me, payment to my Designated Beneficiary shall be made in accordance with the terms of the Plan.

        5. This election shall remain in effect for Performance Periods beginning on or after January 1, 1995 until rescinded by me in writing on a form provided by and delivered to the Committee prior to January 1 of the Performance Period for which this election is to be rescinded.

        6. All other terms of this Deferral Election shall be governed by the Quaker State Corporation Annual Incentive Bonus Plan, including amendments thereto, as in effect at the time of this election. All of the terms and conditions of said Plan are incorporated herein by reference thereto.

____________________________________        _________________________________
          Participant's Name                             Birthdate
        (Please print or type)


____________________________________        _________________________________
      Participant's Signature                              Date

Participant's Social Security Number: _______________________________________


=============================================================================

Received and acknowledged for the Quaker State Corporation Organization and Compensation Committee of the Board of Directors

by __________________________________________     __________________________
                                                              Date


REV-2/95

                            QUAKER STATE CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

                        SUPPLEMENTAL DEFERRAL AGREEMENT

        WHEREAS, Quaker State Corporation and participating employers (hereinafter known as "Quaker State") maintain the Quaker State Corporation Annual Incentive Bonus Plan (hereinafter known as the "Plan") for eligible employees; and

        WHEREAS, the Plan permits certain eligible employees to elect to defer receipt of payments thereunder for a period of time; and

        WHEREAS, as such an eligible employee and Participant under said Plan, I elected to defer Awards from one or more previous Performance Periods in accordance with the terms of the Plan; and

        WHEREAS, as such an eligible employee and Participant, I would like to elect to further defer the deferred Award(s) which would otherwise be payable in one or more Performance Years beginning on or after January 1, 1997.

        NOW, THEREFORE,

        1. I elect to defer receipt of the Award which would otherwise be payable commencing on _____________ and receive it instead commencing on the first day of the month which is at least ninety (90) days after the date of my termination of employment, or on ___________________, if earlier and if I have not further deferred such payment date in accordance with the terms of the Plan.

        2. All other terms of this Deferral Election shall be governed by the Quaker State Corporation Annual Incentive Bonus Plan, including amendments thereto, as in effect at the time of this election and the terms of the prior Deferral Election with regard to the above-referenced Award. All of the terms and conditions of said Plan are incorporated herein by reference thereto.


____________________________________        _________________________________
          Participant's Name                             Birthdate
        (Please print or type)


____________________________________        _________________________________
      Participant's Signature                              Date

Participant's Social Security Number: _______________________________________


=============================================================================

Received and acknowledged for the Quaker State Corporation Organization and Compensation Committee of the Board of Directors

by __________________________________________     __________________________
                                                              Date


REV-2/95